Exhibit 5.1

May 3, 2021

Exela Technologies, Inc.
2701 East Grauwyler Road
Irving, Texas 75061

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Exela Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the resale of up to 19,463,638 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares to be registered pursuant to the Registrant Statement may be sold from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) and consist of up to (i) 9,731,819 Shares sold to the Selling Stockholders in a private placement transaction and (ii) 9,731,819 Shares issuable upon exercise of the warrants sold to the Selling Stockholders in a private placement transaction.

The Shares are being registered for offering and sale from time to time as provided by Rule 415 under the Act. In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the form of the common stock purchase warrant filed as Exhibit 4.2 to the Registration Statement (the “Warrant”).

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the second amended and restated certificate of incorporation of the Company and a copy of the second amended and restated bylaws of the Company, each certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the registration of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and the Shares either are validly issued, fully paid and non-assessable or, when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP